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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Utility Fund,Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-37103 of our report dated January 21, 1999 appearing in the annual report to shareholders of Merrill Lynch Global Utility Fund, Inc. for the year ended November 30, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
March 29, 1999